                                                                     EXHIBIT 4.6


                          PLEDGE AND COLLATERAL ACCOUNT
                                    AGREEMENT

                                      AMONG

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                              AS COLLATERAL AGENT,
                            (AS ENTITLEMENT HOLDER),

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                          (AS SECURITIES INTERMEDIARY)

                                       AND

                          TRIBO PETROLEUM CORPORATION,
                        TRI-UNION DEVELOPMENT CORPORATION
                        AND TRI-UNION OPERATING COMPANY,
                                   AS OBLIGORS






                                  JUNE 18, 2001

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE I DEFINITIONS..................................................................1

   SECTION 1.01         TERMS DEFINED ABOVE; INDENTURE AND INTERCREDITOR TERMS.........1
   SECTION 1.02         CERTAIN DEFINITIONS............................................2
   SECTION 1.03         RULES OF CONSTRUCTION..........................................2

ARTICLE II SECURITY INTEREST...........................................................3

   SECTION 2.01         PLEDGE.........................................................3
   SECTION 2.02         TRANSFER OF COLLATERAL.........................................3

ARTICLE III THE COLLATERAL ACCOUNT.....................................................3

   SECTION 3.01         ESTABLISHMENT AND CHARACTER OF COLLATERAL ACCOUNT..............3
   SECTION 3.02         THE SECURITIES INTERMEDIARY; ETC...............................4
   SECTION 3.03         INVESTMENT DIRECTION AND CONTROL...............................4
   SECTION 3.04         SUBORDINATION OF SECURITIES INTERMEDIARY LIEN..................5
   SECTION 3.05         NO OTHER AGREEMENTS............................................5
   SECTION 3.06         TREASURY BILLS.................................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES..............................................6

   SECTION 4.01         OWNERSHIP OF COLLATERAL; ENCUMBRANCES..........................6
   SECTION 4.02         NO REQUIRED CONSENT............................................6
   SECTION 4.03         FIRST PRIORITY SECURITY INTEREST...............................6
   SECTION 4.04         COLLATERAL.....................................................6
   SECTION 4.05         CHIEF EXECUTIVE OFFICE; PRINCIPAL PLACE OF BUSINESS;
                        JURISDICTION OF FORMATION......................................6
   SECTION 4.06         DUE AUTHORIZATION, ETC.........................................7

ARTICLE V COVENANTS AND AGREEMENTS.....................................................7

   SECTION 5.01         SALE, DISPOSITION OR ENCUMBRANCE OF COLLATERAL.................7
   SECTION 5.02         FURTHER ASSURANCES.............................................7
   SECTION 5.03         FINANCING STATEMENT............................................7
   SECTION 5.04         RECORDS AND INFORMATION........................................7

ARTICLE VI RIGHTS, DUTIES, AND POWERS OF THE COLLATERAL AGENT..........................8

   SECTION 6.01         DISCHARGE ENCUMBRANCES.........................................8
   SECTION 6.02         CUMULATIVE AND OTHER RIGHTS....................................8
   SECTION 6.03         DISCLAIMER OF CERTAIN DUTIES...................................8
   SECTION 6.04         CUSTODY AND PRESERVATION OF THE COLLATERAL.....................8

ARTICLE VII EVENTS OF DEFAULT..........................................................9

   SECTION 7.01         TRIGGERING EVENT...............................................9
   SECTION 7.02         REMEDIES.......................................................9
   SECTION 7.03         ATTORNEY-IN-FACT..............................................10
   SECTION 7.04         LIABILITY FOR DEFICIENCY......................................10

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


   SECTION 7.05         REASONABLE NOTICE.............................................10
   SECTION 7.06         COLLATERAL....................................................11
   SECTION 7.07         NON-JUDICIAL ENFORCEMENT......................................11

ARTICLE VIII MISCELLANEOUS PROVISIONS.................................................11

   SECTION 8.01         NOTICES.......................................................11
   SECTION 8.02         AMENDMENTS AND WAIVERS........................................11
   SECTION 8.03         GOVERNING LAW.................................................12
   SECTION 8.04         CUMULATIVE AND OTHER RIGHTS...................................12
   SECTION 8.05         COUNTERPARTS, EFFECTIVENESS...................................12
   SECTION 8.06         CONTINUING SECURITY AGREEMENT.................................12
   SECTION 8.07         INTERCREDITOR AGREEMENT.......................................12

                     PLEDGE AND COLLATERAL ACCOUNT AGREEMENT

         THIS PLEDGE AND COLLATERAL ACCOUNT AGREEMENT (this agreement as it may be amended, modified, supplemented or waived from time to time being this "Agreement") is made and entered into as of June 18, 2001 between Wells Fargo Bank Minnesota, National Association, as Collateral Agent and as entitlement holder (in such capacity, the "Collateral Agent"), Wells Fargo Bank Minnesota, National Association, as securities intermediary (in such capacity, the "Securities Intermediary"), and Tribo Petroleum Corporation, Tri-Union Development Corporation, Tri-Union Operating Company, and each Subsidiary Guarantor hereafter party to this Agreement pursuant to Section 8.08 hereof, as obligors (each an "Obligor" and collectively the "Obligors").

                                    RECITALS

         A. On the date of this Agreement and in the future, Tribo, the Restricted Subsidiaries (including Tri-Union Development Corporation (the "Company")) or any of them will enter into and/or guaranty Approved Hedge Agreements; and from time to time and in the future, Tribo, the Restricted Subsidiaries (including the Company) may enter into and/or guaranty Hedge Liquidity Agreements.

         B. Of even date herewith, the Company, as issuer, Tribo, as parent guarantor, and Firstar Bank, National Association, as trustee (the "Trustee"), have executed that certain Indenture (as hereafter amended, modified, supplemented or waived, the "Indenture") pursuant to which the Company has issued and the Trustee has authenticated the 12.5% Senior Secured Notes due 2006 (the "Notes").

         C. To secure the Obligations of the Obligors under the Indenture (including the payment of principal of, premium, if any, and interest on the Notes), each Approved Hedge Agreement, the Guaranty Agreement, and each Hedge Liquidity Agreement (the "Obligations") (the Approved Hedge Agreements, the Hedge Liquidity Agreement, the Guaranty Agreement and the Indenture collectively being the "Principal Agreements"), the Obligors have agreed to pay and deposit certain funds into an account established by the Collateral Agent, and grant to the Collateral Agent a Lien on such account and the amounts deposited or financial assets credited thereto.

         D. Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.01 Terms Defined Above; Indenture and Intercreditor Terms. As used in this Agreement (including the Recitals), the terms defined above shall have the meanings respectively assigned to them and capitalized terms not defined above or in Section 1.02 shall have the meaning set forth in the Indenture or that certain Intercreditor and Collateral Agency Agreement (as amended, restated, modified or supplemented from time to time, the

"Intercreditor Agreement") of even date herewith, among the Obligors, each of the Obligors now or hereafter signatory thereto, each of the Approved Hedge Counterparties and Hedge Liquidity Providers now or hereafter signatory thereto, Wells Fargo Bank Minnesota, National Association, as Collateral Agent, and the Trustee.

         Section 1.02 Certain Definitions. As used in this Agreement (including the Recitals), the following terms shall have the following meanings, unless the context otherwise requires:

         "Collateral" shall mean the following types or items of property whether now owned or existing or hereafter arising or acquired: (a) the Collateral Account; (b) all property of every kind and character, including all financial assets and securities entitlements, from time to time carried in, credited to or held by the Securities Intermediary in, the Collateral Account, including all United States Treasury Bills, shares of stock, all certificates of deposit, and all cash or monies; (c) all rights, property interests and security entitlements of the Obligors with respect to the properties described in this definition; (d) (i) all instruments or certificates, if any, representing the property described in this definition, (ii) all dividends (cash or otherwise), rights to subscribe, purchase or sell, and all other rights and property from time to time received, receivable or otherwise distributable in respect of or in exchange for any property described in this definition, (iii) all replacements, additions to, and substitutions for any property described in this definition, including rights against third parties, and (iv) all proceeds, profits, interest and other income of or on any of the property described in this definition; (e) all books and records related to the property described in this definition; (f) any assets or property pursuant to which a Lien is granted under Section 2.02 hereof; and (g) all proceeds of any of the foregoing.

         "Collateral Account" means securities account no. 11230600 maintained at the Securities Intermediary or its agent or designee, including any successor account thereto, styled the "Tri-Union Collateral Account".

         "Creditor" shall mean the Trustee, each Holder, each Approved Hedge Counterparty and each Hedge Liquidity Provider.

         "Event of Default" shall have the meaning set forth in Section 7.01.

         "New York UCC" means the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise provided herein, all terms which are defined in the New York UCC and not otherwise defined herein (including the terms "securities intermediary," "security entitlement," "financial asset," "entitlement holder," "securities account," "entitlement order," and "control") shall have their respective meanings as used in Chapters 8 and 9 of the New York UCC.

         Section 1.03 Rules of Construction. This Agreement is subject to the same rules of construction which are set forth in Section 1.04 of the Indenture, which section is incorporated herein by reference.

                                   ARTICLE II
                                SECURITY INTEREST

         Section 2.01 Pledge. Each Obligor hereby pledges, assigns, and grants to the Collateral Agent a security interest in and right of set-off against all of its right, title and interest in and to the Collateral to secure the prompt payment and performance of the Obligations and the performance by the Obligors of this Agreement.

         Section 2.02 Transfer of Collateral. The Obligor agrees that if (a) any portion of the Collateral shall ever be evidenced by a certificate or instrument and (b) such certificates or instruments representing or evidencing a portion of the Collateral cannot be held in, carried in or credited to the Collateral Account, then it shall deliver such certificates or instruments to the Collateral Agent who shall hold them pursuant hereto and which certificates or instruments shall be endorsed to the Collateral Agent or endorsed in blank by an effective endorsement. Notwithstanding the preceding sentence, all such certificates or instruments must be delivered or transferred in such manner as to permit the Collateral Agent to be a "protected purchaser" to the extent of its security interest as provided in Section 8-303 of the New York UCC and to have "control" of such certificates or instruments as provided in Section 8-106 of the New York UCC. The Collateral Agent shall have the right, at any time in its discretion and without notice to any Obligor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of such certificates or instruments. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments for certificates or instruments of smaller or larger denominations.

                                  ARTICLE III
                             THE COLLATERAL ACCOUNT

         Section 3.01 Establishment and Character of Collateral Account. The Securities Intermediary hereby acknowledges and agrees that it has established the Collateral Account in the name of the Collateral Agent, on behalf of the Creditors, which account is under the sole dominion and control of the Collateral Agent, but otherwise belonging to the Obligors. The Securities Intermediary hereby further agrees that (i) the Collateral Account is and shall be maintained by the Securities Intermediary as a "securities account" (within the meaning of Section 8-501 of the New York UCC), (B) the "securities intermediary's jurisdiction" (within the meaning of Article 8 of the New York
UCC) of the Securities Intermediary is the State of Minnesota, (C) all cash and other property in the Collateral Account will be treated by the Securities Intermediary as a "financial asset" (as defined in Section 8-102(a)(9) of the New York UCC) for the purposes of Article 8 of the New York UCC, (D) the "entitlement holder" (as such term is defined in Section 8-102(a)(7) of the New York UCC) for the purposes of Article 8 of the New York UCC shall be the Collateral Agent, for the benefit of the Creditors, (E) any financial asset in registered form or payable to, or to order of, a Person, and credited to the Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case shall any financial assets credited to the Collateral Account be registered in the name of, payable to or to the order of, or specially endorsed to, the Obligors or any of their Affiliates except to the extent the foregoing have been specially endorsed by the Obligors or such Affiliates to the Securities Intermediary or in blank, (F) the Securities Intermediary shall not change the name or account number of the Collateral Account without the prior written consent of the Collateral Agent and at least five Business Days prior notice to any Obligor and the Collateral Agent, and shall not change the entitlement holder, and (G) the Securities Intermediary shall act as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the New York UCC) in maintaining the Collateral Account and shall credit to the Collateral Account each financial asset to be held in or credited to the Collateral Account pursuant to the Indenture. The Securities Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each Obligor and the Collateral Agent at their addresses set forth in Section 8.01.

         Section 3.02 The Securities Intermediary; Etc. The Account shall remain at all times with a securities intermediary having a combined capital and surplus of at least $250,000,000 and having a long-term debt rating of at least "A3" by Moody's and at least "A-" by S&P. If the Securities Intermediary fails to have either such rating, it agrees it shall promptly resign and transfer the Collateral Account to another Person who is qualified to act as a securities intermediary under the New York UCC and who has the requisite credit rating. The Securities Intermediary may change the location of the Collateral Account; provided that (i) the Securities Intermediary give the Collateral Agent ten (10) Business Days prior written notice thereof; and (ii) the Securities Intermediary deliver an opinion of counsel that no adverse consequences to the existence, perfection or priority of the Lien created hereunder will result from the change. Any income received by the Collateral Agent with respect to the balance from time to time on deposit in the Collateral Account, including any interest or capital gains on investments in overnight securities made with amounts on deposit in the Collateral Account, shall be credited to the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any investments in overnight securities from time to time made pursuant to this Article III shall constitute part of the Collateral and shall be held for the benefit of the Creditors, Collateral Agent and the Obligors as their interests shall appear hereunder and shall not constitute payment of the Obligations (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as hereinafter provided.

         Section 3.03 Investment Direction and Control.

         (a) Prior to the occurrence and continuation of an Event of Default, the Obligors may from time to time direct the Securities Intermediary to (i) invest cash carried or held in the Collateral Account in Temporary Cash Investments, or (ii) to liquidate investments held in the Collateral Account and re-invest such investments in other Temporary Cash Investments; provided, however, (A) all such investments in United States Treasury Bills shall be made on a payment-versus-delivery basis, (B) if the Collateral Agent or any Obligor otherwise directs the Securities Intermediary that an Event of Default has occurred and is continuing, the Obligors' right to direct investments shall cease and the Securities Intermediary shall no longer take direction from any Obligor. Except as expressly set forth in the preceding sentence, only the Collateral Agent (and not the Obligors) shall have the right to give entitlement orders, directions and instructions to the Securities Intermediary regarding the Collateral.

         Anything herein to the contrary notwithstanding, each Obligor irrevocably agrees that the Securities Intermediary may, and the Securities Intermediary agrees that it shall, comply with "entitlement orders" (as defined in Section 8-102(8) of the New York UCC) originated by the Collateral Agent and relating to the Collateral Account (and all securities entitlements within the meaning of Section 8-102(a)(17) of the New York UCC carried in the Collateral Account) without further consent by the Obligors, any of its Restricted Subsidiaries or any other Person so long as the Principal Agreements are in effect. If there is any conflict between the entitlement orders originated by Tribo, any Restricted Subsidiary or any other Person (other than the Collateral Agent) and the entitlement orders originated by the Collateral Agent, the latter shall control. The Collateral Agent and the Securities Intermediary hereby represent that they have not, and hereby agree that they will not, enter into any agreement or take any action which gives any Person other than the Collateral Agent "control" (as defined in Section 8-106 of the New York UCC) over the Collateral Account.

         (b) Until the Stated Maturity, neither Tribo nor any Restricted Subsidiary shall have any rights to withdraw cash or other property held in or credited to the Collateral Account, except as contemplated by Section 3.03 of the Intercreditor Agreement.

         (c) The Collateral Agent shall make or direct the Securities Intermediary to make, to the extent required or authorized hereunder, withdrawals from the Collateral Account to make required payments to or on behalf of the Obligors in compliance with the provisions of the Principal Agreements.

         (d) Unless otherwise specified in this Article III, any and all cash funds on deposit in the Collateral Account shall be invested by the Collateral Agent in Temporary Cash Investments at the direction of the Obligors if not withdrawn on the day of deposit in accordance with the Intercreditor Agreement.

         Section 3.04 Subordination of Securities Intermediary Lien. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collateral Account, or any "financial asset" (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, or any "securities entitlement" (as defined in Section 8-102(a)(17) of the New York UCC) with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to any and all Liens of the Collateral Agent. The financial assets (as defined in Section 8-102(a)(9) of the New York UCC) or any "securities entitlement" (as defined in Section 8-102(a)(17) of the New York UCC) with respect thereto, standing to the credit the Collateral Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Collateral Agent (except the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         Section 3.05 No Other Agreements. In the event of any conflict between this Article III (or any portion thereof), any provision of the Principal Agreements, any Security Document or any other agreement now existing or hereafter entered into, the terms of this Article III shall prevail.

         Section 3.06 Treasury Bills. The parties agree that all financial assets consisting of United States Treasury securities shall be deposited and held in an appropriate account of the Securities Intermediary maintained at a Federal Reserve Bank in accordance with United States Treasury Regulations relating to book-entry Treasury securities. Such Treasury securities shall be credited by the Securities Intermediary to the Collateral Account.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Collateral Agent to accept this Agreement, each Obligor represents and warrants to the Collateral Agent (which representations and warranties will survive the creation of the Obligations) that:

         Section 4.01 Ownership of Collateral; Encumbrances. Each Obligor is and will be the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement; and each Obligor has full right, power, and authority to pledge, assign, and grant a security interest in the Collateral to the Collateral Agent.

         Section 4.02 No Required Consent. No authorization, consent, approval, or other action by, and no notice to or filing with (excluding the filing of any financing statement pursuant to Section 5.03 hereof ), any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by each Obligor of this Agreement, (ii) the grant by each Obligor of the security interest granted by this Agreement, (iii) the perfection of such Lien or (iv) the exercise by the Collateral Agent of its rights and remedies under this Agreement.

         Section 4.03 First Priority Security Interest. The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against each Obligor and all third parties and securing payment of the Obligations except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or the discretion of the court before which any proceeding therefor may be brought.

         Section 4.04 Collateral. All statements or other information provided by the Obligor to the Collateral Agent describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects. The delivery at any time by any Obligor to the Collateral Agent or the Securities Intermediary for credit to the Collateral Account of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by such Obligor to the Collateral Agent hereunder that the representations and warranties of this Article IV are correct insofar as they would pertain to such Collateral or the descriptions thereof.

         Section 4.05 Chief Executive Office; Principal Place of Business; Jurisdiction of Formation. The chief executive office, principal place of business, legal name and jurisdiction of formation of each Obligor is as set forth in the Indenture.

         Section 4.06 Due Authorization, Etc. This Agreement has been duly authorized, executed and delivered by each Obligor.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

         Each Obligor will at all times comply with the covenants and agreements contained in this Article V, from the date hereof and for so long as any part of the Obligations are outstanding:

         Section 5.01 Sale, Disposition or Encumbrance of Collateral. The Obligors will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer (except as provided in Section 3.03(a)) of the Collateral to or in favor of any Person other than the Collateral Agent.

         Section 5.02 Further Assurances. The Obligors shall (at the Obligors' expense) comply with Section 6.13 of the Intercreditor Agreement with respect to the Collateral and this Agreement. The Obligors shall also execute and deliver all such assignments, certificates, instruments, securities, financing statements, endorsements, requests and instructions to register transfer (including transfer by fed-wire), notifications to financial intermediaries, securities intermediaries (including the Securities Intermediary) clearing corporations, issuers of securities or certificates of deposit or other third parties, or other documents and give further assurances and do all other acts and things as the Collateral Agent or Securities Intermediary may reasonably request or as may be advised by an opinion of counsel are reasonably necessary or desirable to perfect and maintain as first priority the Collateral Agent's interest in and control of the Collateral, and to protect, enforce, or otherwise effect the Collateral Agent's rights and remedies hereunder.

         Section 5.03 Financing Statement. The Obligors shall execute and file a financing statement or financing statements describing the Collateral to the extent necessary to perfect the Lien in the Collateral created by the Security Documents.

         Section 5.04 Records and Information. Each Obligor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). The Collateral Agent may upon reasonable prior notice at any reasonable time have access to, examine, audit, make extracts from and inspect without hindrance or delay the Obligors' records, files and the Collateral. Upon the request of Collateral Agent, each Obligor will promptly provide written notice to the Collateral Agent of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

                                   ARTICLE VI
               RIGHTS, DUTIES, AND POWERS OF THE COLLATERAL AGENT

         The following rights, duties and powers of the Collateral Agent are applicable irrespective of whether an Event of Default occurs and is continuing:

         Section 6.01 Discharge Encumbrances. The Collateral Agent may, at its option, discharge any taxes and Lien at any time levied or placed on the Collateral. The Obligors agree to reimburse the Collateral Agent upon demand for any payment so made.

         Section 6.02 Cumulative and Other Rights. The rights, powers and remedies of the Collateral Agent hereunder are in addition to all rights, powers, and remedies given by law, in equity, under the Principal Agreements or any Security Document but in the event of any conflict amongst the provisions of said documents, the terms of the Intercreditor Agreement shall govern. The exercise by the Collateral Agent of any one or more of the rights, powers, and remedies herein shall not be construed as a waiver of any other rights, powers, and remedies, including, without limitation, any other rights of set-off.

         Section 6.03 Disclaimer of Certain Duties.

         (a) The powers conferred upon the Collateral Agent by this Agreement are to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Each Obligor hereby agrees that the Collateral Agent shall not be liable for, nor shall the Obligations be diminished by, the Collateral Agent's delay or failure to collect upon, foreclose, sell, take possession of, or otherwise obtain value for the Collateral.

         (b) The Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any obligor on any Collateral or against any other Person. Each Obligor waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent to exhaust any Collateral or enforce any other remedy which the Collateral Agent now has or may hereafter have against such an obligor or other Person.

         Section 6.04 Custody and Preservation of the Collateral. If the Collateral Agent takes possession of any Collateral, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that the Collateral Agent shall have no responsibility for: (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons with respect to any Collateral.

                                  ARTICLE VII
                                EVENTS OF DEFAULT

         Section 7.01 Triggering Event. The occurrence and continuance of a Triggering Event under the Intercreditor Agreement shall constitute an "Event of Default" hereunder.

         Section 7.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may, in accordance with the terms of the Intercreditor Agreement and the Principal Agreements, take any or all of the following actions without notice or demand to any Obligor (except where expressly required below or pursuant to the Intercreditor Agreement):

         (a) sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as the Collateral Agent may elect and in accordance with the New York UCC, in a public or private transaction, at any location as deemed reasonable by the Collateral Agent either for cash or credit or for future delivery at such price as the Collateral Agent may deem fair, and (unless prohibited by the New York
UCC), the Collateral Agent may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Obligor, including any equity or right of redemption, stay, or appraisal which any Obligor has or may have under any rule of law, regulation, or statute now existing or hereafter adopted. Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign, and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If the Collateral Agent deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. The Collateral Agent may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. The Collateral Agent shall not be obligated to make any sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of the Collateral Agent, such sale or transfer shall not exhaust the rights of the Collateral Agent hereunder, and the Collateral Agent shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), the Collateral Agent's rights and remedies hereunder shall not be exhausted, waived, or modified, and the Collateral Agent is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred or all the Obligations are paid. In the event that the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. To the extent permitted by the New York UCC, each and every method of disposition of the Collateral described in this subsection or in subsection (c) shall constitute disposition in a commercially reasonable manner;

         (b) apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by the Collateral Agent and permitted by the New York UCC or otherwise (but subject to Section 2.03 of the Intercreditor Agreement) permitted by law or in equity which application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by the Collateral Agent;

         (c) appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by the Collateral Agent of the Collateral;

         (d) and to execute, assign, and endorse negotiable and other instruments for the payment of money, documents of title, or other evidences of payment, shipment, or storage for any form of Collateral on behalf of and in the name of any Obligor;

         (e) exercise all rights under this Agreement and provide to the Securities Intermediary such entitlement orders, directives, instructions for transfer and delivery of the Collateral, and take such other actions, in each case as may be necessary for the Collateral Agent to exercise its rights hereunder; and

         (f) exercise all other rights and remedies permitted by law or in equity.

         Section 7.03 Attorney-in-Fact. Each Obligor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full authority in the place and stead of such Obligor and in the name of such Obligor or otherwise, from time to time in the Collateral Agent's discretion upon the occurrence and during the continuance of an Event of Default, but at such Obligor's cost and expense and without notice to such Obligor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document, or instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse, and collect all instruments made payable to such Obligor representing any dividend, interest payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The foregoing power-of-attorney is coupled with an interest and is irrevocable.

         Section 7.04 Liability for Deficiency. If any sale or other disposition of Collateral by the Collateral Agent or any other action of the Collateral Agent hereunder results in reduction of the Obligations, such action will not release any Obligor from its liability for any unpaid Obligations, including reasonable costs, charges, and expenses incurred in the liquidation of Collateral unless provided otherwise under the New York UCC, and the same shall be immediately due and payable to the Collateral Agent, for its benefit and the benefit of the Creditors, at the Collateral Agent's address set forth in the Intercreditor Agreement.

         Section 7.05 Reasonable Notice. If any applicable provision of any law requires the Collateral Agent to give reasonable notice of any sale or disposition or other action, each Obligor hereby agrees that ten (10) days' prior written notice shall constitute reasonable notice thereof.

Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the date after which such sale is to be made.

         Section 7.06 Collateral. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Collateral as if it were the absolute owner thereof without liability except for its gross negligence or willful misconduct and to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         Section 7.07 Non-judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing unless required by the New York UCC, and to the extent permitted by law each Obligor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.01 Notices. All notices and other communications provided for hereunder shall be made in accordance with the terms of the Intercreditor Agreement, if to any Obligor or the Collateral Agent, at the address or telecopier number set forth therein, and if to the Securities Intermediary, at its address or telecopier number set forth below:

                  Wells Fargo Bank Minnesota, N.A.
                  Corporate Trust
                  Sixth and Marquette Avenue
                  MAC N9303-120
                  Minneapolis, MN 55479
                  Attention: Tri-Union Administrator
                  Telecopier: (612) 667-9825

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

         Section 8.02 Amendments and Waivers. Any forbearance, failure, or delay by the Collateral Agent in exercising any right, power, or remedy hereunder shall not be deemed a waiver of any obligation of any Obligor or of any right, power, or remedy of the Collateral Agent; and no partial exercise of any right, power, or remedy shall preclude any other or further exercise thereof. Each Obligor hereby agrees that if the Collateral Agent agrees to a waiver of any provision hereunder or an exchange of or release of the Collateral, any such action shall not constitute a waiver of any of the Collateral Agent's other rights or of any Obligor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by the Obligors and the Collateral Agent as set forth in the Intercreditor Agreement.

         Section 8.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 8.04 Cumulative and Other Rights. The rights, powers and remedies of the Collateral Agent hereunder are in addition to all rights, powers, and remedies given by law or in equity or pursuant to any other agreement between the Collateral Agent and the Obligors with respect to the Obligations or this Agreement. The exercise by the Collateral Agent of any one or more of the rights, powers, and remedies herein shall not be construed as a waiver of any other rights, powers, and remedies, including, without limitation, any other rights of set-off.

         Section 8.05 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument.

         Section 8.06 Continuing Security Agreement.

         (a) Except as may be expressly applicable pursuant to Section 9-505 of the New York UCC, no action taken or omission to act by the Collateral Agent hereunder shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Collateral Agent shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

         (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor in possession, receiver, or other Person under any bankruptcy law, common law, or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by the Collateral Agent and the Collateral Agent's security interests, rights, powers, and remedies hereunder shall continue in full force and effect.

         Section 8.07 Intercreditor Agreement. All of the rights of any of the parties hereunder are subject to the limitations, terms and conditions set forth in the Intercreditor Agreement.

         Section 8.08 Additional Obligors. Each Subsidiary Guarantor that is required to become a party to this Pledge and Collateral Account Agreement shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplemental Pledge and Collateral Account Agreement in the form of Annex 1 hereto.



     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE(S) FOLLOW.]

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer on the day and year first above written.

OBLIGORS:                       TRI-UNION DEVELOPMENT CORPORATION


                                By:
                                   ---------------------------------------------
                                   Name:  Richard Bowman
                                   Title: President and Chief Executive Officer


                                TRIBO PETROLEUM CORPORATION


                                By:
                                   ---------------------------------------------
                                   Name:  Richard Bowman
                                   Title: President and Chief Executive Officer


                                TRI-UNION OPERATING COMPANY


                                By:
                                   ---------------------------------------------
                                   Name:  Richard Bowman
                                   Title: President and Chief Executive Officer


          [Pledge and Collateral Account Agreement - Signature Page- 1]

ENTITLEMENT HOLDER:            WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Collateral Agent


                               By:
                                  ----------------------------------------------
                                  Name:  Jane Y. Schweiger
                                  Title: Assistant Vice President



SECURITIES INTERMEDIARY:       WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Securities Intermediary


                               By:
                                  ----------------------------------------------
                                  Name:  Jane Y. Schweiger
                                  Title: Assistant Vice President



          [Pledge and Collateral Account Agreement - Signature Page- 2]

                                     Annex 1

                                     Form of

              SUPPLEMENTAL PLEDGE AND COLLATERAL ACCOUNT AGREEMENT


         SUPPLEMENTAL PLEDGE AND COLLATERAL ACCOUNT AGREEMENT (this "Supplemental Agreement") dated as of ____________ among

All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, Tri-Union Development Company (the "Company"), certain of the Company's Affiliates (other than the Additional Guarantor), the Creditors and the Collateral Agent have entered into Approved Hedge Agreements, Hedge Liquidity Agreements and the Indenture dated as of June 18, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture") (the Approved Hedge Agreements, the Hedge Liquidity Agreement and the Indenture collectively being the "Principal Agreements");

         WHEREAS, in connection with the Principal Agreements, certain of the Company's Affiliates (other than the Additional Obligor) have entered into the Pledge and Collateral Account Agreement, dated as of June 18, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement");

         WHEREAS, the Principal Agreements require that the Additional Obligor become a party to the Pledge and Collateral Account Agreement; and

         WHEREAS, the Additional Obligor has agreed to execute and deliver this Supplemental Agreement in order to become a party to the Pledge and Collateral Account Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. Pledge and Collateral Account Agreement. By executing and delivering this Supplemental Agreement, the Additional Obligor, as provided in Section 8.08 of the Agreement, hereby becomes a party to the Agreement as a Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder.

         2. Representations and Warranties. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Agreement is true and correct with respect to such Additional Obligor as if made on and as of such date.

                               [Annex 1 - Page 1]

         3. Further Assurances. The Additional Obligor at its expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as the Collateral Agent or the Required Creditors from time to time may reasonably request in order to further effectuate the purposes of this Supplemental Agreement and the Agreement and to carry out the terms hereof and thereof.

         4. Ratification of Agreement; Supplemental Agreement Part of Agreement. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Agreement shall form a part of the Agreement for all purposes, and every Obligor heretofore or hereafter authenticated and delivered shall be bound hereby.

         5. Governing Law. THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. Collateral Agent Makes No Representation. The Collateral Agent makes no representation as to the validity or sufficiency of this Supplemental Agreement, or the Agreement as amended hereby.

         7. Counterparts. The parties may sign any number of copies of this Supplemental Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         9. Address for Notices. All notices and other communications given to the Additional Obligor under the Agreement may be given at its address or telecopier number as follows:

         [New Obligor]
         [Address]
         Attention:
         Telecopier No.:


                               [Annex 1 - Page 2]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the date first above written.

                               [ADDITIONAL OBLIGOR]


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------


                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Collateral Agent


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------


                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Securities Intermediary


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------


                               [Annex 1 - Page 3]